Bateman & Co., Inc., P.C.
Certified Public Accountants

									5 Briardale Court
									Houston, Texas 77027-2904
									(713) 552-9800
									FAX ((713) 552-9700
									www.batemanhouston.com



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the inclusion in this Form 10-SB of Jupiter Enterprises, Inc. of our report dated June 27, 2000, on our audits of the financial statements of Jupiter Enterprises, Inc., as of March 31, 2000 and 1999, and for each of the periods then ended. We also consent to the reference to our firm under the caption "Experts" in this Form 10-SB.




						BATEMAN & CO., INC., P.C.

Houston, Texas
August 3, 2000






Bateman & Co., Inc., P.C.

Certified Public Accountants















Member
INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS
Offices in Principal Cities Around The World